UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2016

SAMSON OIL & GAS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 12, 2016, Samson Oil & Gas Limited (“Samson”) entered into Subscription Agreements with certain investors in a registered direct offering of its ordinary shares. Pursuant to the Subscription Agreements, Samson sold 378,020,400 ordinary shares (which may be represented by American Depositary Shares, or ADSs) for gross proceeds of $1,398,675. The offering price was $0.74 per ADS, or $0.0037 per ordinary share. In connection with the sale of the ordinary shares, Samson paid placement agent fees to Euro-Pacific Capital Inc. (“Euro-Pacific”) equal to six percent of the gross proceeds, or $83,921, pursuant to an Engagement Agreement between Samson and Euro-Pacific. The Engagement Agreement contains customary terms and conditions, including representations and warranties by Samson and reimbursement of Euro-Pacific’s reasonable expenses, not to exceed $20,000. The closing under the Subscription Agreements occurred on April 14, 2016.

All of the securities were offered and sold pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-207306) and a prospectus supplement dated April 12, 2016 to the base prospectus dated October 19, 2015.

A copy of the opinion of Squire Patton Boggs, Australian legal counsel to the Company, relating to the legality of the issuance and sale of the ordinary shares is attached hereto as Exhibit 5.1, and a press release announcing Samson’s entry into the Subscription Agreement is filed herewith as Exhibit 99.1.

The foregoing descriptions of the Subscription Agreement and the Engagement Agreement are summary only and are subject to, and qualified in their entirety by, such documents.

ITEM 9.01 Financial Statements and Exhibits.

See Exhibit Index.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2016

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

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Exhibit No.	Description
1.1	Form of Subscription Agreement
1.2	Engagement Agreement dated February 22, 2016 between Samson and Euro-Pacific
5.1	Opinion of Squire Patton Boggs (AU)
23.1	Consent of Squire Patton Boggs (AU) (included in Exhibit 5.1)
99.1	Press Release dated April 12, 2016

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